UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 15, 2012

Date of Report (Date of earliest event reported)

ResMed Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15317	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9001 Spectrum Center Boulevard

San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(858) 836-5000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

ResMed Inc. 2009 Employee Stock Purchase Plan

On November 15, 2012, at the annual meeting of our stockholders, our stockholders approved an amendment to the ResMed Inc. 2009 Employee Stock Purchase Plan (the “Plan”), which increased the number of shares of common stock that may be issued or transferred pursuant to awards under the Plan by 2,000,000 shares, from 2,200,000 shares to 4,200,000 shares.

The amendment to the Plan was filed as Appendix A to our 2012 Proxy Statement filed with the Securities and Exchange Commission on October 4, 2012, and its terms are incorporated here by reference.

Performance-Based Long-Term Equity Incentive Awards

On November 15, 2012, the Compensation Committee of our Board of Directors (the “Committee”) modified our long-term equity incentive program for senior management by adding performance-based restricted stock units (“PSUs”) to the annual award mix. The PSUs will be earned based on our relative Total Stockholder Return (“TSR”) over a three-year performance period beginning November 15, 2012, as more fully described below. The Committee determined that for the equity awards granted November 15, 2012, 50% of the annual long term equity grant value will be in the form of PSUs, with the remaining 50% of equity grant value in the form of options, or our existing restricted stock units, which are earned based on our annual net operating profit performance (“RSUs”), or a 50/50 blend of RSUs and options, at the election of the participant. Previously, senior management received RSUs or options (or a 50/50 blend of both), at the participant’s election.

The PSUs entitle each participant to earn a number of shares of our common stock ranging from 40% to 200% of the target number of PSUs granted (for each executive, the “Target PSUs”), based on our TSR relative to the TSR of the 37 companies in the Dow Jones U.S. Medical Devices Index, including ResMed (“Relative TSR”), over the three-year performance period beginning November 15, 2012 (the “Performance Period”) as set forth below and subject to the executive’s continued employment through the Committee’s certification of performance following the end of the performance period. Linear interpolation will be used to calculate actual awards for performance between the percentiles indicated below. Actual PSU awards are capped, however, at 100% of Target PSUs if ResMed’s absolute TSR for the Performance Period is negative. No dividends are paid or accrued on the PSUs.

Three-Year Company TSR Relative to Peer Group	% of Target Award Earned
Less than 50th percentile	0%
50th percentile	40%
55th percentile	70%
60th percentile	100%
70th percentile	150%
80th percentile or greater	200%

The number of Target PSUs granted on November 15, 2012 are set forth below.

Target PSUs Granted

Executive	Target PSUs
Peter Farrell	52,812
Robert Douglas	27,726
Brett Sandercock	19,805
Don Darkin	17,164
David Pendarvis	17,164

Certain Terminations of Employment. Subject to the change-in-control provisions below, in the event a participant’s service is terminated without cause or by the participant for good reason (each, as defined in the award agreement) during the Performance Period, the Performance Period will be truncated for this participant on the date of termination and the participant will earn a prorated portion of the PSUs, based on Relative TSR performance through the date of termination and actual time worked by the participant. In the event that a participant dies or becomes disabled during the Performance Period, 100% of the participant’s Target PSUs will fully vest and be deemed to be earned as of immediately before the death or disability. In the event of any other terminations of service, unearned PSUs will be forfeited by the participant.

Change-in-Control. If a change-in-control (as defined in the award agreement) occurs during the Performance Period, the PSUs will be deemed to performance-vest and be earned based on our Relative TSR through the date of the change-in-control.

Modification of Terms of RSU Awards and Options

On November 15, 2012, the Committee also approved new vesting terms for the RSUs and options granted to provide for vesting in three (previously four) equal annual installments following the date of grant. In addition, in the event of a participant’s disability (as defined) 100% of the RSUs and options will immediately vest and be earned. The acceleration upon disability provisions apply to all outstanding RSUs and options, as well as those granted on November 15, 2012 and in the future.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 15, 2012, at our annual meeting of stockholders, our stockholders (i) elected three directors to our board of directors; (ii) approved the compensation of our named executive officers; (iii) approved the amendment to the ResMed Inc. 2009 Employee Stock Purchase Plan; and (iv) ratified the selection of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2013, as more fully described below.

	For	Against	Abstain	Broker Non-Votes
Item of Business No. 1: Election of the following three directors to serve for three-year terms until our annual meeting of stockholders in 2015:
Dr. Peter Farrell	88,832,971	17,668,388	94,153	7,386,816
Dr. Gary Pace	73,721,345	29,710,372	3,163,795	7,386,816
Ronald Taylor	88,100,256	18,394,820	100,436	7,386,816

	For	Against	Abstain	Broker Non-Votes
Item No. 2: Approval, on an advisory basis, of the compensation of ResMed’s named executive officers	85,503,741	19,553,107	1,538,664	7,386,816

	For	Against	Abstain	Broker Non-Votes
Item No. 3: Amendment to the ResMed Inc. 2009 Employee Stock Purchase Plan	103,293,873	1,339,362	1,962,277	7,386,816

	For	Against	Abstain	Broker Non-Votes
Item No. 4: Ratification of Auditors	113,156,088	708,291	117,949	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibits:	Description of Document

10.1	Amendment to the ResMed Inc. 2009 Employee Stock Purchase Plan (incorporated by reference to Appendix A of ResMed Inc.’s Proxy Statement filed October 4, 2012.

SIGNATURES

We have authorized the person whose signature appears below to sign this report on our behalf, in accordance with the Securities Exchange Act of 1934.

RESMED INC.

Date: November 21, 2012	By:	/s/ David Pendarvis
	Name:	David Pendarvis
	Its:	Chief administrative officer, global general counsel and secretary

EXHIBIT INDEX

Exhibits:	Description of Document

10.1	Amendment to the ResMed Inc. 2009 Employee Stock Purchase Plan (incorporated by reference to Appendix A of ResMed Inc.’s Proxy Statement filed October 4, 2012.